UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PJT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations.

On July 28, 2020, PJT Partners Inc. (the “Company”) issued a press release announcing the financial results for its second quarter ended June 30, 2020.

A copy of the press release is attached hereto as Exhibit 99.1. The information contained under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2020, the Board of Directors (the “Board”) of PJT Partners Inc. appointed Grace Reksten Skaugen as a director of the Company, effective July 27, 2020. The appointment of Ms. Skaugen increases the size of the Board to seven members. The Board has designated Ms. Skaugen a Class III director who will stand for election by the Company’s shareholders at the Company’s Annual Meeting to be held in 2021. Ms. Skaugen has been appointed to the Audit Committee of the Board, effective August 1, 2020.

Grace Reksten Skaugen, a Norwegian national, has extensive experience working with a broad array of European companies. She previously served as a senior advisor to Deutsche Bank (2007-2014) and HSBC (2014-2019). In 2009, Ms. Skaugen co-founded the Norwegian Institute of Directors, where she still serves on its board. From 2012 to 2015, she was deputy chair of the Norwegian oil company Statoil (now Equinor) and served on its board for 13 years. Today, Ms. Skaugen serves as a board member of Swedish industrial holding company Investor AB, Euronav NV and Lundin Energy AB. Ms. Skaugen is also a councilmember and trustee of the International Institute for Strategic Studies (IISS) in London. She has previous investment banking experience, having worked at the Nordic bank SEB, where she advised companies within the energy, transportation and technology sectors. Ms. Skaugen started her career as a postdoctoral researcher at Columbia Radiation Laboratory in New York. She is a physicist by education and holds a PhD in laser physics from Imperial College in London. She also holds an MBA from the Norwegian School of Management, BI.

In connection with her service as a director, Ms. Skaugen will receive the Company’s previously disclosed standard compensation for non-employee directors, as described in the “Compensation of Directors” section of the Company’s Proxy Statement for the 2020 annual meeting of stockholders of the Company, which was filed with the Securities and Exchange Commission on March 19, 2020 (File No. 001-36869).

The Board of Directors has affirmatively determined that Ms. Skaugen qualifies as an independent director under the guidelines for director independence set forth in the Company’s Corporate Governance Guidelines and under applicable New York Stock Exchange rules. There are no arrangements or understandings between Ms. Skaugen and any person pursuant to which Ms. Skaugen was selected as a director, and there are no actual or proposed transactions between Ms. Skaugen or any of her immediate family members and the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with her appointment as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press release of PJT Partners Inc. dated July 28, 2020 announcing the Company’s second quarter 2020 results.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ Helen T. Meates
Name: Helen T. Meates
Title: Chief Financial Officer

Date: July 28, 2020